Exhibit 99.1

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION PLANS RELEASE AND CONFERENCE CALL

ON SECOND QUARTER RESULTS AND ANNOUNCES UPDATE REGARDING

STOCK OPTION MATTER

Boston, Massachusetts – July 28, 2006 – American Tower Corporation (NYSE: AMT) today announced that the press announcement on second quarter results is scheduled to be released to the news services at 6:00 a.m. EST on August 7, 2006. The Company has scheduled a conference call to discuss second quarter results at 8:30 a.m. EST on August 7, 2006. Conference call details are set forth below.

The Company also announced an update on the internal review of the Company’s stock option grant practices. As previously announced, the Company’s Board of Directors has appointed a special committee of independent directors to conduct a review of the Company’s stock option grant practices and related accounting. The special committee is being assisted by independent legal counsel and accounting experts. The Company announced that the special committee has reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants likely differ from the recorded grant dates of such awards. As a result, the Company anticipates that it may need to record additional non-cash charges for stock-based compensation expense relating to these option grants.

The special committee has not completed its investigation and is continuing its review of these matters. As a result, the Company has not yet determined the amount of any such compensation charges or the related tax impact. In the event that the Company determines that these items are material, it may be required to restate its financial statements for the relevant prior fiscal periods. Although the impact to the Company’s financial statements and the need for restatement is not yet known, the Company does not expect the review to result in material changes to its historical revenues or non-option related operating expenses, nor would it have a material impact on the Company’s cash flow from operations.

The Company expects to provide a further update on the stock option matter during the conference call. Conference call details are as follows:

Call Date:	August 7, 2006
Call Time:	8:30 a.m. EST

Call Host:	Brad Singer, Chief Financial Officer
Call Dial in:	877-235-9047 US/Canada
706-645-9644 International
Access Code: 3673222

Online Info:	http://investor.americantower.com
Live simulcast (listen only) available during the call.

A taped replay of the conference call will be available shortly after the conclusion of the call. Replay information is as follows:

Replay Dates:	August 7, 2006 9:30 a.m. EST – August 14, 2006, 11:59 p.m. EST
Replay Dial in:	800-642-1687 US/Canada
706-645-9291 International
Access Code: 3673222

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower owns and operates over 22,000 sites in the United States, Mexico, and Brazil. Additionally, American Tower manages approximately 2,000 revenue producing rooftop and tower sites. For more information about American Tower, please visit www.americantower.com.

This press release contains “forward-looking statements,” including statements regarding the Company’s review of its historical option practices. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) the results of the review by the special committee; (2) the extent of any necessary corrections to the Company’s determinations of non-cash stock-based compensation expense; and (3) the impact on the Company’s financial statements of any such corrections; as well as other risks, relevant factors and uncertainties contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2006 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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